                                                                 EXHIBIT 1.1


                          PHYSICIANS CARE FOR CONNECTICUT, INC.
                                 1520 Highland Avenue
                             Cheshire, Connecticut 06410


                                UNDERWRITING AGREEMENT



                                          ________________, 1997



NEWBURY, PIRET & CO., INC.
One Boston Place
Twenty-Sixth Floor
Boston, Massachusetts 02108

and

Legg Mason Wood Walker, Incorporated,
111 South Calvert Street
Baltimore, MD 21202

Dear Sirs:

    Physicians Care for Connecticut, Inc., a Connecticut corporation (the "Company") hereby confirms its agreement with you (the "Underwriter") as follows. All capitalized terms not defined herein shall have the meanings set forth in the Prospectus (as hereinafter defined).


                                    SECTION 1
                            DESCRIPTION OF SECURITIES

     The Company proposes to issue and sell to Eligible Purchasers up to 3,000 shares of its Class A Common Stock ("Class A Common Stock") and up to 3,000 shares of its Class B Common Stock ("Class B Common Stock" and together with the Class A Common Stock, the "Common Stock"). The Common Stock which the Company proposes to issue and sell (the "Shares") shall be sold at an offering price of $4,000 per Share, subject to a prompt subscription price of $3,000 per Share as set forth in the Prospectus and on other terms and conditions set forth in the Prospectus and as hereinafter set forth. The Company's authorized and outstanding capitalization, when the offering of the securities contemplated hereby is permitted to commence and is completed, will be as set forth in the Registration Statement (as hereinafter defined) and Prospectus described hereinafter.

                                    SECTION 2
                    REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     In order to induce the Underwriter to enter into this Agreement, the Company hereby represents and warrants to and agrees with the Underwriter as of the date hereof and as of the Closing Date as follows:

     2.01 REGISTRATION STATEMENT AND PROSPECTUS. A Registration Statement on Form SB-2 (File No. 333-22999) with respect to the Shares, including the related Prospectus, copies of which have heretofore been delivered by the Company to the Underwriter, has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "Act"), and the rules and regulations ("Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder, and said Registration Statement has been filed with the Commission under the Act; all necessary amendments to said Registration Statement, a copy of which has heretofore been delivered to the Underwriter, has been filed; and the Company may file on or after the effective date of such Registration Statement additional amendments to said Registration Statement, including the final Prospectus.

          As used in this Agreement, the term "Registration Statement" refers to and means said Registration Statement and all amendments thereto, including the Prospectus, all exhibits and financial statements, as it becomes effective; the term "Prospectus" refers to and means the Prospectus included in the Registration Statement when it becomes effective, and as amended thereafter; and the term "Preliminary Prospectus" refers to and means any prospectus included in said Registration Statement before it becomes effective.

     2.02 ACCURACY OF REGISTRATION STATEMENT AND PROSPECTUS. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus with respect to the Shares, and each Preliminary Prospectus has conformed in all material respects with the requirements of the Act and the applicable Rules and Regulations of the Commission thereunder and has not included any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein not misleading. When the Registration Statement becomes effective, until and on the Closing Date (as hereinafter defined), the Registration Statement and Prospectus and any further amendments or supplements thereto will contain all statements which are required to be stated therein in accordance with the Act and the Rules and Regulations for the purposes of the proposed public offering of the Shares, and all statements of material fact contained in the Registration Statement and Prospectus will be true and correct, and neither the Registration Statement nor the Prospectus will include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, the Company does not make any representations or warranties as to information contained in or omitted from the Registration Statement or the Preliminary Prospectus or the Prospectus in reliance upon written information furnished on behalf of the Underwriter specifically for use therein.

     2.03 FINANCIAL STATEMENTS. The financial statements of the Company, together with related schedules and notes as set forth in the Registration Statement and Prospectus, will present fairly the financial position and the results of operations of the Company at the represented dates and for the represented periods to which they apply; such financial statements have been prepared in accordance with generally accepted accounting principles which have been consistently applied throughout the periods concerned except as otherwise stated therein.

     2.04 INDEPENDENT PUBLIC ACCOUNTANT. Arthur Anderson LLP, which has audited the financial statements as of and for the period ended March 31, 1997, filed with the Commission as part of the Registration Statement, and which has reviewed certain other information of a financial or accounting nature contained in the Registration Statement and the Prospectus, are independent certified public accountants with respect to the Company as required by the Rules and Regulations.

     2.05 NO MATERIAL ADVERSE CHANGE. Except as may be reflected in or contemplated by the Registration Statement and the Prospectus, subsequent to the dates as of which information is given in the Registration Statement and Prospectus, and through the Closing Date, (i) there has not been any material adverse change in the condition, financial or otherwise, or management of the Company, or in the Company's business taken as a whole, (ii) there has not been any material transaction entered into by the Company other than transactions in the ordinary course of business; (iii) the Company has not incurred any material obligations, contingent or otherwise, which are not disclosed in the Prospectus; (iv) there has not been any change in the capital stock or long-term debt (except current payments) of the Company; and
(v) the Company has not paid or declared any dividends or other distributions.

     2.06 NO DEFAULTS. The Company is not in default in the performance of any obligation, agreement or condition contained in any debenture, note or other evidence of indebtedness or any indenture or loan agreement of the Company, other than as set forth in the Prospectus. The execution and delivery of this Agreement and the consummation of the transaction herein contemplated, and compliance with the terms of this Agreement will not conflict with or result in a breach of any of the terms, articles of incorporation of the Company or its bylaws, any note, indenture, mortgage, deed of trust, or other agreement or instrument to which the Company is a party or by which it or any of its property is bound, or any existing law, order, rule, regulation, writ, injunction, or decree of any government, governmental instrumentality, agency or body, arbitrator, tribunal or court, domestic or foreign, having jurisdiction over the Company or its property. The consent, approval, authorization, or order of any court or governmental instrumentality, agency or body is not required for the consummation of the transactions herein contemplated except such as may be required under the Act or under the securities laws of any state or jurisdiction.

     2.07 INCORPORATION AND STANDING. The Company has no interest in any other corporation, partnership, joint venture or other entity. The Company is, and at the Closing Date will be duly incorporated and validly existing in good standing as a corporation under the laws of the State of Connecticut, with an authorized and outstanding capital stock as set forth in the

Registration Statement and the Prospectus, and with full corporate power and authority to own its property and conduct its business as described in the Registration Statement and Prospectus; the Company has full power and authority to enter into this Agreement and to issue the Shares; and the Company is duly qualified and in good standing as a foreign corporation in each jurisdiction in which it owns or leases real property or transacts business requiring such qualification. The Company has paid all fees required by the jurisdiction of incorporation and any jurisdiction in which it is qualified as a foreign corporation.

     2.08 LEGALITY OF OUTSTANDING STOCK. The outstanding common stock of the Company has been duly and validly authorized and issued, and is fully paid and nonassessable and will conform to all statements with regard thereto contained in the Registration Statement and Prospectus. No offers to sell, offers to buy, sales or purchases of securities have been made by the Company in violation of the Act or in violation of any state law, regulation, rule or order.

     2.09 LEGALITY OF SHARES. The Shares have been duly and validly authorized and, when issued or sold and delivered against payment therefore as provided in this Agreement, will be validly issued, fully paid and nonassessable. The Shares, upon issuance, will not be subject to preemptive rights or contractual rights to purchase and the certificates for the Shares will be valid and in proper legal form. The Shares will conform to all statements with regard thereto in the Registration Statement and Prospectus.

     2.10 PRIOR SALES. No securities of the Company have been sold by the Company or by, or on behalf of, or for the benefit of, any person or persons controlling, controlled by, or under common control with the Company at any time prior to the date hereof, except as set forth in the Registration Statement and Prospectus.

     2.11 LITIGATION. Except as set forth in the Registration Statement and Prospectus, there is, and at the Closing Date there will be, no action, suit or proceeding before any court or governmental agency, authority or body pending or to the knowledge of the Company, or its officers, directors, employees or agents which the Company is obligated to indemnify, not adequately covered by insurance and which collectively might result in any material adverse change in the condition (financial or otherwise), the business or the prospects of the Company, or would materially affect the properties or assets of the Company.

     2.12 FINDER. No person has acted as a finder in connection with the transactions contemplated herein and the Company will indemnify the Underwriter with respect to any claim for finder's fees in connection herewith. The Company further represents that it has no management or financial consulting or advisory agreement with anyone except as set forth in the Registration Statement and Prospectus. The Company additionally represents that, to the best of the knowledge of its officers, no promoter, officer, director or shareholder of the Company is, directly or indirectly, associated with a National Association of Securities Dealers, Inc. member broker-dealer, other than such persons as the Company has advised the Underwriter in writing are so associated.

     2.13 EXHIBITS. There are no contracts or other documents which are required to be filed as exhibits to the Registration Statement by the Act or by the Rules and Regulations which have not been so filed and each contract to which the Company is a party and to which reference is made in the Registration Statement or Prospectus has been duly and validly executed, is in full force and effect in all material respects in accordance with their respective terms, and none of such contracts has been assigned by the Company; and the Company knows of no present situation or condition or fact which would prevent compliance with the terms of such contracts, as amended to date. Except for amendments or modifications of such contracts in the ordinary course of business, the Company has no intention of exercising any right which it may have to cancel any of its obligations under any of such contracts, and has no knowledge that any other party to any of such contract has any intention not to render full performance under such contracts.

     2.14 TAX RETURNS. The Company has filed all federal, state and municipal tax returns which are required to be filed, and has paid all taxes shown on such returns and on all assessments received by it to the extent such taxes have become due. All other taxes with respect to which the Company is obligated have been paid or adequate accruals have been set up to cover any such unpaid taxes.

     2.15 PROPERTY. Except as otherwise set forth in the Registration Statement and Prospectus, the Company has good title, free and clear of all liens, encumbrances and defects, except liens for current taxes not due and payable, to all property and assets which are described in the Registration Statement and the Prospectus as being owned by the Company, subject only to such exceptions as are described in the Registration Statement or Prospectus and as are not material and do not materially adversely affect the present or prospective business of the Company. All of the claims, leases and subleases material to the real or personal property, including those described or referred to in the Registration Statement and Prospectus, are in full force and effect, and the provisions of any such claims, leases or subleases, and no claim of any sort has been asserted by anyone adverse to the Company's rights under any such claims, leases or subleases or affecting or questioning the Company's rights to the continued possession of the claimed, leased or subleased property covered by such claim, lease or sublease.

     2.16 PATENTS, LICENSES AND TRADEMARKS. Except as set forth in the Registration Statement and Prospectus, the Company owns or possesses or can acquire on reasonable terms, adequate patent rights or licenses or other rights to use patent rights, inventions, trademarks, service marks, trade names, government permits and copyrights necessary to conduct the business now or expected to be operated by it and the Company has not received any notice of infringement of or conflict with asserted rights of others with respect to any patent, names or copyrights which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially adversely affect the conduct of the business, operations, financial condition or income of the Company.

     2.17 OFFICER'S CERTIFICATES. Any certificate signed by any officer of the Company in his capacity as such and delivered to the Underwriter or to counsel for the Underwriter shall be deemed a representation and warranty by the Company to the Underwriter as to the matters covered thereby.

     2.18 AUTHORITY. The execution and delivery by the Company of this Agreement has been duly authorized by all necessary corporate action and this Agreement is the valid, binding and legally enforceable obligation of the Company.

                                    SECTION 3
                     ISSUE, SALE AND DELIVERY OF THE SHARES

     3.01 UNDERWRITER APPOINTMENT. The Company hereby appoints the Underwriter as its exclusive agent for a period of 180 days, which period may be extended for an additional 60 days at the sole discretion of the Board of Directors, from the effective date of the Registration Statement (the "Effective Date") to sell 3,000 Shares of Class A Common Stock and 3,000 Shares of Class B Common Stock on a $8,000,000 gross proceeds minimum "best efforts, all-or-none," $24,000,000 gross proceeds maximum "best efforts" basis (the "Offering"). On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, the Underwriter accepts such appointment and agrees to use its best efforts to find purchasers for the Shares. The Underwriter shall receive as a commission seven percent (7%) of the total proceeds resulting from the sale of Shares. Such commissions shall be paid directly from the escrow established by the Escrow Agreement referred to hereinafter. Once subscriptions for Shares with an aggregate gross sales price of $8,000,000 are received, the agency between the Company and the Underwriter shall continue until all the Shares are sold, or until the above described offering period expires, including any extension thereof, or the Underwriter unilaterally terminates the offering, whichever event first occurs. The period of time during which the Shares are being offered by the Underwriter as agent hereinafter shall be referred to as the "Offering Period." If the Offering is abandoned by the Company prior to the date 240 days after the Effective Date because of an inability to sell sufficient Shares to result in an aggregate gross proceeds of $8,000,000, than the Company shall pay to the Underwriter the sum plus all actual expenses pursuant to Section 3.05 hereof, provided, however, that the amount of such legal fees and expenses shall be capped at $50,000. If the Offering is abandoned by the Company for any other reason prior to the date 240 days after the Effective Date, then the Company shall pay to the Underwriter the sum of $420,000 plus all actual expenses pursuant to Section 3.05 plus the amount of Underwriter's legal fees and expenses incurred in connection with the Offering.

     The Company agrees that the obligations of the Underwriter under this Agreement shall not preclude the Underwriter from contemporaneously participating in or underwriting the offering of securities of other issuers.

     3.02 CERTIFICATES. Certificates evidencing the Shares, in such form that they can be negotiated by the purchasers thereof, subject to such restrictions on transfer as are set forth in the Prospectus, (issued in such denominations and in such names as the Underwriter may direct the transfer agent to issue), shall be made available by the Company to the Underwriter for checking and packaging at the offices of the Company's counsel at least three full business days prior to any Closing Date. The Company shall make available for delivery such certificates on the subject Closing Date, with any transfer taxes thereon duly paid by the Company, against payment of the purchase price therefor by certified or bank cashier's check or other Boston clearing house funds payable to the order of the Company.

     3.03 ESCROW. It hereby is agreed between the Company and the Underwriter that unless Shares with an aggregate sales price of $8,000,000 are sold during the Offering Period, this Agreement shall automatically be terminated and the entire proceeds received from the sale of securities shall be returned to subscribers of the Company's Shares, plus accrued interest and less $450 per Share subscribed. During the Offering Period, the proceeds from the sale of the Shares shall be forwarded promptly to the escrow agent (the "Escrow Agent") in accordance with Rule 15c2-4 of the Rules and Regulations and the escrow agreement (the "Escrow Agreement"), which will be substantially in the form filed as an exhibit to the Registration Statement, or if not so filed, as mutually agreed upon by the Underwriter and the Company.

     3.04 CLOSING. The sale of any of the Company's securities pursuant hereto and payment to the Company therefore is called herein a "Closing."
The time and date of delivery of securities sold and payment to the Company hereunder is called herein a "Closing Date." Notwithstanding any provision hereof to the contrary, "Closing" and "Closing Date" shall refer to and mean each sale of securities and payment to the Company pursuant to this Agreement if the sale of all 6,000 Shares does not occur at a single Closing on one Closing Date. Subject to subscriptions to purchase Shares with an aggregate sales price of $8,000,000, the first Closing shall take place at the office of the Underwriter at the address set forth at the beginning of this Agreement on such date and after such time as will be fixed by notice in writing to be given by the Underwriter to the Company, such date to be not less than two (2) full business days after the date on which the conditions allowing the release of proceeds from the escrow account (the "Escrow Account") to the Company and Underwriter as provided in the Escrow Agreement shall have occurred. The Closing Date and place may be changed by the agreement of the Underwriter and the Company. To the extent that any of the remaining Shares to be offered by the Underwriter are not closed upon with the Shares subscribed to satisfy the minimum $8,000,000 aggregate sales price, the Underwriter shall establish additional Closings at such times as the conditions allowing the release of additional proceeds from the escrow account shall have occurred.

     3.05 EXPENSE ALLOWANCE. The Company shall reimburse the Underwriter its expenses on a nonaccountable basis in an amount equal to the sum of 1.5% of the gross dollar amount of the Shares sold, less $50,000 which the Underwriter acknowledges has been paid, such amount to be due and payable only after the Closing. Additionally, the Company shall reimburse the Underwriter all actual expenses of Newbury, Piret & Co., Inc. on an accountable basis including, without limitation, advertising, postage, travel, printing, research, courier, telephone and facsimile costs but excluding the fees and expenses of the Underwriter's legal counsel (except such fees and expenses related solely to blue sky qualification of the Shares.) The accountable expenses shall exclude the fees of the Company's counsel, but shall include fees of legal counsel retained to perform state filings, Commission and state filing fees, National Association of Securities Dealers, Inc. filing fees, and any and all other expenses customarily paid by the Company. The Company shall pay the Underwriter the balance of the nonaccountable expense allowance and all actual expenses on an accountable basis as described above on the release to the Company by the Escrow Agent of the proceeds from the sale of the Shares, such amounts to be paid directly from the Escrow Account.

     3.06 REPRESENTATIONS AND WARRANTIES. The parties hereto each represent that as of the Closing Date the representations and warranties herein contained and the statements contained in all the certificates heretofore or simultaneously delivered by any party to another, pursuant to this Agreement, shall in all material respects be true and correct.

                                    SECTION 4
                 OFFERING OF THE SHARES ON BEHALF OF THE COMPANY

     4.01 AGENCY. In offering the Shares for sale, the Underwriter shall offer the Shares solely as an agent for the Company and such offer shall be made upon the terms and subject to the conditions set forth in the Registration Statement and Prospectus. The Underwriter shall commence making such offer as an agent for the Company as soon after the Effective Date of the Registration Statement as the Underwriter in its sole discretion deems advisable; provided, however, that if the Underwriter does not commence such offering within three business days after the Effective Date, it shall so advise the Company. With respect to the sale of the Shares, customer checks will be made payable to the Escrow Agent in accordance with Rule 15c2-4 of the Securities Exchange Act of 1934 and customer funds will be transmitted to the Escrow Agent by participating dealers by noon of the next business day following their receipt in accordance with rule 15c2-4 of the Securities Exchange Act. The Company agrees to appoint no other agents in offering the Shares for sale, except as herein provided.

                                    SECTION 5
                    REGISTRATION STATEMENT AND PROSPECTUS

     5.01 UNDERWRITER'S COPIES. The Company shall deliver to the Underwriter, without charge, three manually signed copies of the Registration Statement, including all financial statements and exhibits filed therewith and any amendments or supplements thereto, and shall deliver without charge to the Underwriter a minimum of seven conformed copies of the Registration Statement and any amendment or supplement thereto, including such financial statements and exhibits. The signed copies of the Registration Statement so furnished to the Underwriter will include signed copies of any and all consents and certificates of the independent public accountant certifying to the financial statements included in the Registration Statement and Prospectus and signed copies of any and all consents and certificates of any other persons whose profession gives authority to statements made by them and who are named in the Registration Statement and Prospectus as having prepared, certified, or reviewed any part thereof.

     5.02 COPIES OF PRELIMINARY PROSPECTUS. The Company will deliver to the Underwriter, without charge, as many copies of each Preliminary Prospectus filed with the Commission bearing in red ink the statement required by the Commission's Regulation S-B, Item 501(a)(5), as may be required by the Underwriter. The Company consents to the use of the Preliminary Prospectus by the Underwriter and by Co-Managers prior to the Effective Date. The Company will procure, at its expense, as many printed copies of the Prospectus as the Underwriter may require for the purposes contemplated by this Agreement and shall deliver said printed copies of the Prospectus within two business days after the Effective Date. The Company, at its expense, will deliver as many printed copies of the Preliminary Prospectus and final (definitive) Prospectus to the Underwriter at addresses, and in the quantity at each address, as specified by the Underwriter, and each Preliminary Prospectus and Prospectus shall be suitable for mailing and other distribution.

     5.03 POST-EFFECTIVE AMENDMENTS. If during such period of time as in the opinion of the Underwriter or its counsel a prospectus related to this Offering is required to be delivered under the Act, any event occurs or any event known to the Company relating to or affecting the Company shall occur as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it is necessary at any time after the Effective Date to amend or supplement the Prospectus to comply with the Act, the Company will immediately notify the Underwriter thereof and the Company will immediately prepare and file with the Commission such further amendment to the Registration Statement or supplemental or amended Prospectus as may be required and furnish and deliver to the Underwriter and to others whose names and addresses are designated by the Underwriter, all at the cost of the Company, a reasonable number of copies of the amended or supplemented Prospectus which as so amended or supplemented will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the Prospectus not misleading in the light of the circumstances when it is delivered to a purchaser or prospective purchaser, and which will comply in all respects with the Act; and in the event the Underwriter is required to deliver a prospectus 90 days or more after the date of commencement of the Offering, upon request the Company will prepare promptly such Prospectus or Prospectuses as may be necessary to permit compliance with the requirements of Section 10 of the Act.

     5.04 USE OF PROSPECTUS. The Company authorizes the Underwriter, in connection with the distribution of the Shares and all dealers to whom any of the Shares may be sold by the Underwriter, to use the Prospectus as from time to time amended or supplemented in connection with applicable provisions of the Act and the applicable rules and Regulations thereunder and applicable state securities laws.

                                    SECTION 6
                            COVENANTS OF THE COMPANY

     The Company covenants and agrees with the Underwriter that:

     6.01 FILING OF AMENDMENTS. After the date hereof, the Company will not at any time, whether before or after the Effective Date, file any amendment or supplement to the Registration Statement or Prospectus unless the Underwriter shall have previously been advised of the filing of such amendment or supplement and a copy of such amendment or supplement shall have previously been furnished to the Underwriter a reasonable time period prior to the proposed filing thereof, and the Underwriter or counsel for the Underwriter shall not have reasonably objected to the filing of such amendment or supplement on the grounds that such amendment or supplement is not in compliance with the Act or the Rules and Regulations.

     6.02 EFFECTIVENESS OF REGISTRATION STATEMENT. The Company will use its best efforts to cause the Registration Statement, and any post-effective amendment subsequently filed, to become effective as promptly as reasonably practicable and will promptly advise the Underwriter, and will confirm such advise in writing, (i) when the Registration Statement shall have become effective, when any amendment thereto shall have become effective, and when any amendment of or supplement to the Prospectus shall be filed with the Commission, (ii) when the Commission shall make a request or suggestion for any additional information, and the nature and substance thereof, (iii) when the Commission shall issue an order temporarily suspending the effectiveness of the Registration Statement pursuant to Section 8 of the Act or of the initiation of any proceedings for that purpose, (iv) upon the happening of any event which, in the judgment of the Company, makes any material statement in the Registration Statement and Prospectus untrue or which requires the making of any changes in the Registration Statement and Prospectus in order to make the statements therein not misleading, and (v) upon the refusal of any state securities administrators to qualify, or the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the institution of any proceedings for any of such purposes. The Company will use every reasonable effort to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, to prevent any such refusal to qualify or any such suspension and to obtain as soon as possible the lifting of any such order, the reversal of any such refusal, and the termination of any such suspension.

     6.03 AMENDMENTS TO REGISTRATION STATEMENT. The Company will prepare and file promptly with the Commission, upon request of the Underwriter, such amendments or supplements to the Registration Statement and Prospectus, in form reasonably satisfactory to counsel to the Company, as in the opinion of the Underwriter may be necessary or advisable in connection with the offering or distribution of the Shares.

     6.04 BLUE SKY FILINGS. As a condition of closing, the Company, at its own expense, will qualify the Shares or such part thereof for sale under the applicable laws of Connecticut, Rhode Island, New York and Massachusetts and such other states as are mutually agreed to by the Company and the Underwriter, and continue such qualifications in effect so long as required for the purpose of distribution of the Shares.

     6.05 ADDITIONAL INFORMATION. The Company, at its own expense, will prepare and give and will continue to give such financial statements and other information to and as may be required by the Commission or the governmental authorities of states in which the Shares may be qualified.

     6.06 REPORTS TO UNDERWRITER. During the Offering Period, the Company will deliver to the Underwriter: (i) within 90 days after the close of each fiscal year of the Company, a financial report of the Company and its subsidiaries, if any, on a consolidated basis, and a similar financial report of all unconsolidated subsidiaries, if any, all such reports to include a balance sheet as of the end of the preceding fiscal year, an income statement, a statement of changes in financial condition and a statement of stockholders' equity covering such fiscal year, and all to be in reasonable detail and audited by independent public accountants who may, however, be the regularly employed independent public accountants, of the Company; (ii) within 45 days after the end of each quarterly fiscal period of the Company other than the last quarterly fiscal period in any fiscal year, copies of the income statement and statement of changes in financial condition for that period, and the balance sheet as of the end of that period statement, statement of changes in financial condition and the balance sheet of each unconsolidated subsidiary, if any, of the Company for that period, all subject to year-end adjustment, signed by the principal executive or principal financial or accounting officer of the Company; (iii) copies of all other statements, documents, or other information which the Company shall mail or otherwise make available to any class of its security holders, to the press or to the public or shall file with the Commission, including, but not limited to periodic reports required to be filed under Sections 13 and 15 of the Securities Exchange Act of 1934, as amended, in particular Forms 10-KSB, 10-QSB and 8-K (which shall be provided within the same period such reports are required to be filed with the Commission); and (iv) upon request in writing from the Underwriter, furnish to the Underwriter such other information as may reasonably be requested with reference to the property, business and affairs to the Company and its subsidiaries, if any.

     If the Company shall fail to furnish the Underwriter with financial statements as herein provided, within the times specified herein, the Underwriter, at the Company's expense, shall have the right to have such financial statements prepared by independent public accountants of its own choosing, subject to the Company's approval, which will not be unreasonably withheld, and the Company agrees to furnish to such independent public accountants such data and assistance and access to such records as they may reasonably require to enable them to prepare such statements.

     6.07 EXPENSES OF THE OFFERING. The Company will pay, whether or not the transactions contemplated hereunder are consummated or this Agreement is prevented from becoming effective or is terminated, all costs and expenses incident to the performance of its obligations under this Agreement, including all expenses incident to the authorization of the Shares and its issue and delivery to the Underwriter, any original issue taxes in connection therewith, all transfer taxes, if any, incident to the initial sale of the Shares to the public, the fees and expenses of the Company's counsel and accountants, the costs and expenses incident to the preparation, printing and filing under the Act and with the National Association of Securities Dealers, Inc. of the Registration Statement, any Preliminary Prospectus and the Prospectus and any amendments or supplements thereto, the cost of preparing for filing and filing all exhibits to the Registration Statement, this Agreement, the Participating Dealers Agreement and any Blue Sky Memorandum and any underwriter's questionnaire, the cost of printing and furnishing to the Underwriter copies of the Registration Statement and copies of the Prospectus as herein provided, and the cost of qualifying the Shares under the state securities laws as provided in Section 6.04 herein including filing fees.

     6.08 SHAREHOLDER REPORTS. During the Offering Period, the Company, as promptly as possible after each annual fiscal period, will prepare and distribute reports to its shareholders which will include audited statements of its operation and changes of financial position during such period and its balance sheet as of the end of such period.

     6.09 EARNINGS STATEMENT. Not later than the 45th day following the end of the first fiscal quarter first occurring after the first anniversary of the Effective Date, the Company will make generally available to its security holders in accordance with Section 11(a) of the Act, and will deliver to the Underwriter, an earnings statement, which need not be audited, covering a twelve-month period beginning after the Effective Date.

     6.10 COMPLIANCE WITH THE ACT. Within the time during which the Prospectus is required to be delivered under the Act, the Company will comply, at its own expense, with all requirements imposed on it by the Act, as now or hereafter amended, by the Rules and Regulations promulgated thereunder, and applicable state laws as from time to time may be in force, and by any order of the Commission and state authorities so far as necessary to permit the continuance of sales or dealings in the Shares.

     6.11 USE OF PROCEEDS. The Company will apply the proceeds from the sale of Shares to the purposes set forth in the Registration Statement and Prospectus. To the extent the Registration Statement and Prospectus contain a provision that the Board of Directors may change the priority or purpose for which the proceeds are applied, the Company, through its Board of Directors, will establish procedures reasonably designed to ensure compliance with such provision.

     6.12 DELIVERY OF DOCUMENTS. Prior to the Closing Date, the Company will deliver to the Underwriter true and correct copies of the Articles of Incorporation of the Company and all amendments thereto, all such copies to be certified by the Secretary of State or other appropriate officers of the state or other jurisdiction of incorporation; true and current copies of the By-Laws of the Company and of the minutes of all meetings of the directors and shareholders of the Company held since inception of the Company through the Closing Date and all minutes which in any way relate to the subject matter of this Agreement, all certified by the Chief Executive Officer of the Company as to accuracy and completeness; and true and correct copies of all material contracts to which the Company is a party, other than contracts for the sale of products or services in the normal course of business.

     6.13 UNDERWRITER'S DUE DILIGENCE. Up to and through the last Closing Date, the Company and its officers and directors will cooperate with the Underwriter in such investigation as the Underwriter may make or cause to be made of the properties, business, management and operations of the Company in connection with the public offering of the Shares, and the Company will make available to the Underwriter in connection therewith such information in its possession as the Underwriter may reasonably request.

     6.14 NEWS RELEASES. Up to and through the last Closing Date, no discussions will be held by officers and directors of the Company with any member of the news media and no news release or other publicity about the Company will be permitted without the approval of the Company's and the Underwriter's respective legal counsel.

     6.15 SALES OF SECURITIES. No offering, sale or other disposition of any equity securities will be made during the Offering Period, directly or indirectly by the Company, otherwise than hereunder or with the Underwriter's consent, which shall not be unreasonably withheld.

     6.16 TRANSFER AGENT. The Company has appointed Boston EquiService, Inc. as Transfer Agent for the Shares. The Company will not change or terminate such appointment during the Offering Period without first obtaining the written consent of the Underwriter, which consent shall not be unreasonably withheld.

     6.17 COMPLIANCE. The Company will use all reasonable efforts to comply or cause to be complied with the conditions precedent to the several obligations of the Underwriter specified in this Agreement.

     6.18 FORM 8-A. The Company shall register the classes of equity securities of which the Stock is a part by filing with the Securities and Exchange Commission a registration statement (and such copies thereof as the Commission may require) with respect to such security containing such information and documents as the Commission may specify, pursuant to Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended, and will use its best efforts to have such registration statement declared effective by the Commission concurrently with the Registration Statement being declared effective. Copies of such filing shall be provided to the Underwriter and its counsel.

     6.19 MANUAL FILINGS. Immediately after the first Closing Date, the Company shall apply for listing in Moody's OTC Guide or Standard and Poor's Standard Corporation Reports and use its best efforts to have the Company listed in such report provided, however, that the Company shall apply for both such listings if requested in writing by the Underwriter.

     6.20 CLOSING BINDERS. The Company, at its expense, shall provide two sets of hard back, book bound copies of all SEC, NASD and blue sky filings and all related corporate documents to each of the Underwriter and its legal counsel.

                                   SECTION 7
                                INDEMNIFICATION

     7.01 INDEMNIFICATION BY THE COMPANY. The Company agrees to indemnify, defend and hold harmless the Underwriter and each person who controls the Underwriter within the meaning of either Section 15 of the Act or Section 20 of the Securities Exchange Act from and against any and all losses, claims, damages, liabilities or expenses, joint or several, (including reasonable legal or other expenses incurred by each such person in connection with investigating, preparing or defending against any such litigation, commenced or threatened, or claims or liabilities, whether or not resulting in any liability to such person) which they or any of them may incur under the Act, or any state securities law and the Rules and Regulations or the rules and regulations under any state securities laws or any other statute or at common law or otherwise and to reimburse persons indemnified as above for any legal or other expense (including the cost of any investigation and preparation) incurred by any of them in connection with any litigation, whether or not resulting in any liability, but only insofar as such losses, claims, damages, liabilities and litigation arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereto or any application or other document filed in any state or other jurisdiction in order to qualify the Shares under the securities laws thereof, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, all as of the date when the Registration Statement or such amendment, as the case may be, becomes effective, or any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (as amended or supplemented if the Company shall have filed with the Commission any amendments thereof or supplements thereto), or the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the indemnity agreement contained in this Section 7.01 shall not apply to amounts paid in settlement of any such litigation if such settlements are effected without the consent of the Company, nor shall it apply to the Underwriter or any person controlling the Underwriter in respect of any such losses, claims, damages, liabilities or actions arising out of or based upon any such untrue statements or alleged untrue statement, or any such omission or alleged omission, if such statement or omission was made in reliance upon information furnished in writing to the Company by such Underwriter specifically for use in connection with the preparation of the Registration Statement and Prospectus or any such amendment or supplement thereto. This indemnity agreement is in addition to any other liability which the Company may otherwise have to the Underwriter.

     7.02 NOTIFICATION TO THE COMPANY OF PROCEEDINGS. The Underwriter agrees to notify the Company promptly of the commencement of any litigation or proceeding against it or against any such controlling person, of which it may be advised, in connection with the offer and sale of any of the Shares of the Company, and to furnish to the Company at its request copies of all pleadings therein and permit the Company to be an observer therein and apprise it of all the developments therein. In case of commencement of any action in which indemnity may be sought from the Company on account of the indemnity agreement contained in Section 7.01, the Underwriter agrees within a reasonable time after the receipt by it of written notice of the commencement of any action against the Underwriter or against any person controlling it as aforesaid, to notify the Company in writing of the commencement thereof. The omission of the Underwriter so to notify the Company of any such action shall relieve the Company from any liability which it may have to the Underwriter or any person controlling it. In case any such action shall be brought against the Underwriter or any such controlling person of which the Underwriter shall have notified the Company of the commencement thereof, the Company shall be entitled to participate in the defense thereof at its own expense, but such defense shall be conducted by counsel of recognized standing and reasonably satisfactory to the Underwriter or such controlling person or persons, defendant or defendants in such litigation.

     7.03 INDEMNIFICATION BY THE UNDERWRITER. The Underwriter agrees in the same manner and to the same extent as set forth in Section 7.01 above, to indemnify and hold harmless the Company, the directors of the Company, each officer who signed the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Act or
Section 20 of the Securities Exchange Act with respect to any statement in or omission from the Registration Statement or any amendment thereto, and the Prospectus, or any amendment thereto, or any application or other document filed in any state or other jurisdiction in order to qualify the Shares under the securities laws thereof, or any information furnished pursuant to Section
3.04 hereof, if such statements or omissions were made in reliance upon information furnished in writing to the Company by the Underwriter on its behalf specifically for use in connection with the preparation thereof or amendment thereto, or with respect to any failure of the Underwriter to deliver a Prospectus in accordance with the requirements of Section 5 of the Act, or with respect to any untrue statement or alleged untrue statement of a material fact made by the Underwriter or its agents not based on statements in the Prospectus or authorized in writing by the Company, or with respect to any misleading statement or alleged misleading statement made by the Underwriter or its agents resulting from the omission of material facts which misleading statement is not based upon the Prospectus, or information furnished in writing by the Company. This indemnity agreement is in addition to any other liability which the Underwriter may otherwise have to the Company.

     7.04 NOTIFICATION TO THE UNDERWRITER OF PROCEEDINGS. The Company agrees to notify the Underwriter promptly of commencement of any litigation or proceedings against it or any of its officers or directors, of which it may be advised, in connection with the offer and sale of any of its Shares and to furnish to the Underwriter, at its request, copies of all pleadings therein and permit the Underwriter to be an observer therein and apprise the Underwriter of all developments therein, all at the Company's expense. In case of commencement of any action in which indemnity may be sought from the Underwriter on account of the indemnity agreement contained in Section 7.03, each person agreed to be indemnified by the Underwriter shall notify the Underwriter of the commencement thereof in writing within 10 days. The omission of the Company to so notify the Underwriter of any such action shall relieve the Underwriter from any liability which it may have to the Company or any person controlling it on account of the indemnity agreement contained in Section 7.03 or otherwise. In case any such action shall be brought against the Company or any such controlling person of which the Company shall have notified the Underwriter of the commencement thereof, the Underwriter shall be entitled to participate in (and to the extent that it shall wish, to direct) the defense thereto at its own expense. The Underwriter shall not be liable for amounts paid in settlement of any litigation if such settlement was effected without its consent.

     7.05  CONTRIBUTION.  If the indemnification provided for in paragraphs
7.01 and 7.03 is unavailable to an indemnified party in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under either such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Underwriter on the other from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriter on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriter on the other shall be deemed to be in the same proportion as the total net proceeds from the Offering (before deducting expenses) received by the Company bears to the total underwriting discounts and commissions received by the Underwriter, as in each case set forth in the table on the cover page of the Prospectus. The relative fault of the Company and of the Underwriter shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Company or by the Underwriter and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The Company and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public exceeds the amount of any damages which such Underwriter otherwise has been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section ll(f) of the Act) shall be entitled to contribution hereunder from any person who was not guilty of such fraudulent misrepresentation.

                                    SECTION 8
                           EFFECTIVENESS OF AGREEMENT

     This Agreement shall be effective as of 9:00 A.M., Boston local time, on the Effective Date.

                                    SECTION 9
                   CONDITIONS OF THE UNDERWRITER'S OBLIGATIONS

     The Underwriter's obligations to act as agent of the Company hereunder and to solicit purchasers for the Shares and to make payment to the Company hereunder shall be subject to the accuracy of the representations and warranties on the part of the Company herein contained, to the performance by the Company of all their respective agreements herein contained, to the fulfillment of or compliance by the Company with all covenants and conditions hereof, and to the following additional conditions:

     9.01 EFFECTIVE REGISTRATION STATEMENT; NO STOP ORDER. The Registration Statement shall have become effective and you shall have received notice thereof not later than 5:00 p.m., Boston local time, on the date of this Agreement, or at such later time or on such later date as to which you may agree in writing. In addition, on each Closing Date, (i) no stop order denying or suspending the effectiveness of the Registration Statement shall be in effect and no proceedings for that or any similar purpose shall have been instituted or shall be pending or, to your knowledge or to the knowledge of the Company, shall be contemplated by the Commission, and (ii) all requests on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of Sullivan & Worcester, LLP, counsel to the Underwriter.

     9.02 OPINION OF COMPANY COUNSEL. On each Closing Date, you shall have received the opinion, dated as of each Closing Date, of Hutchins, Wheeler & Dittmar, counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, to the effect that:

          (i) the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Connecticut with full corporate power and authority to own its properties and conduct its business as described in the Prospectus and is current in the payment of all corporate fees due and owing to its state of incorporation. Hutchins, Wheeler & Dittmar may rely on the opinion of Fabriani & Kane, P.C. with respect to the matters set forth in this paragraph 9.02(i).

         (ii) the Company is duly authorized to transact business in which it is engaged and is in good standing in each jurisdiction in which its ownership of property or its conduct of business requires such authorization, specifying each such jurisdiction, and is current in the payment of all corporate fees due and owning in each such jurisdiction.

        (iii) to the best knowledge of such counsel: (A) the Company has obtained, or is in the process of obtaining, all necessary licenses, permits and other governmental authorizations currently required for the conduct of its business or the ownership of its property; (B) such obtained licenses, permits and other governmental authorizations are in full force and effect; and (C) the Company is in all material respects complying therewith;

         (iv) (A) the authorized capitalization of the Company as of the date of the Prospectus was as set forth under the "CAPITALIZATION" Section of the Prospectus; (B) all of the shares of the Company's Common Stock now outstanding have been duly authorized and validly issued, are fully paid and non-assessable and conform to the description thereof contained in the Prospectus, have not been issued in violations of the pre-emptive rights of any stockholder and, except as described in the Prospectus, to the best knowledge of such counsel, are not subject to any restrictions upon the voting or transfer thereof; (C) the Shares to be issued as contemplated in the Registration Statement have been duly authorized and, when issued and delivered against payment therefor as provided herein, will be validly issued, fully paid and nonassessable, will not have been issued in violation of the pre-emptive rights of any stockholder, and no personal liability will attach to the ownership thereof; (D) except as described in the Prospectus, the security holders of the Company do not have any pre-emptive rights or other rights to subscribe for or purchase, and there are no restrictions imposed by the Company upon the voting or transfer of, any shares of Common Stock owned by them, except for transfer restrictions imposed by federal or state securities laws; (E) the Shares conform in all material respects to the respective descriptions thereof contained in the Prospectus; (F) all prior sales of the Company's securities have been made in compliance with, or under an exemption form, the Act and applicable state securities laws; and to the best of such counsel's knowledge, except as described in the Prospectus, neither the filing of the Registration Statement nor the offering or sale of the Shares as contemplated by this Agreement gives rise to any registration rights or other rights, other than those which have been waived or satisfied or described in the Prospectus, for or relating to the registration of any securities of the Company;

          (v) this Agreement has been duly and validly authorized, executed and delivered by the Company, and assuming due execution and delivery by you, all of such agreements are, or when duly executed will be, the valid and legally binding obligations of the Company; provided, however, that no opinion need be expressed as to the enforceability of the indemnity provisions contained in Section 7 of this Agreement;

         (vi) the certificates evidencing the Shares are in valid and proper legal form;

        (vii) to the best knowledge of such counsel, except as required to be described in the Prospectus: (A) there is no pending or threatened legal or governmental proceeding affecting the Company which could materially and adversely affect the business, property, operations, condition (financial or otherwise) or results of operations of the Company, or which questions the validity of the Shares or this Agreement or any action taken or to be taken by the Company pursuant thereto; and (B) there is no legal or governmental proceeding or regulation required to be described or referred to in the Registration Statement which is not so described or referred to;

       (viii) to the best knowledge of such counsel: (A) the Company is not in violation of or default under this Agreement; and (B) and the execution and delivery hereof and thereof and the incurrence of the obligations herein and therein set forth and the consummation of the transactions herein or therein contemplated will not result in a violation of, or constitute a default under, the Certificate of Incorporation or By-laws of the Company, or any material obligation, agreement, covenant or condition contained in any bond, debenture, note or other evidence of indebtedness or in any material contract, indenture, mortgage, loan agreement, lease, joint venture, other agreement or instrument filed as an Exhibit to the Registration Statement and to which the Company is a party or by which its assets are bound or any material order, rule, regulation, writ, injunction or decree of any government, governmental instrumentality or court, domestic or foreign;

         (ix) the Registration Statement has become effective under the Act, and to the best of such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement is in effect, and to the best knowledge of such counsel no proceeding for that or any similar purpose have been instituted or are pending before, or threatened by, the Commission;

          (x) the Registration Statement and the prospectus (except for the financial statements and other financial data contained therein, or omitted therefrom, as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of the Act and the Rules and Regulations;

         (xi) all descriptions contained in the Registration Statement and the Prospectus, and any amendment or supplement thereto, of contracts and other documents are accurate and fairly present the information required to be described, and such counsel is familiar with all contracts and other documents referred to in the Registration Statement and the Prospectus and any such amendment or supplement, or filed as exhibits to the Registration Statement, and such counsel does not know of any contracts, documents, licenses or permits of a character required to be summarized or described therein or to be filed as exhibits thereto which are not so summarized, described or filed;

        (xii) no authorization, approval, consent or license of any governmental or regulatory authority or agency is necessary in connection with the authorization, issuance, transfer, sale or delivery of the Shares by the Company, in connection with the execution, delivery and performance by the Company of this Agreement or in connection with the taking by the Company of any action contemplated herein, other than registration or qualification of the Shares under applicable state or foreign securities or blue sky laws and registration under the Act; and

       (xiii) the statements in the Registration Statement under the captions "BUSINESS," "USE OF PROCEEDS," "MANAGEMENT," "DESCRIPTION OF SECURITIES" and "CONFLICTS OF INTEREST" have been reviewed by such counsel and insofar as they refer to descriptions of agreements, statements of laws, descriptions of statutes, licenses, rules or regulations or legal conclusions, are correct in all material respects.

     Such opinion shall also state that Company counsel's examination of the Registration Statement and its discussions with the Company and its independent auditors did not disclose any information which gives Company counsel reason to believe that the Registration Statement (other than the Underwriting Information, the financial statements and other financial and statistical information as to which counsel need not express an opinion) at the time it became effective contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus (other than the Underwriting Information, the schedules, financial statements and other financial and statistical information as to which no view is expressed) at the time it became effective contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein not misleading, or that the Prospectus (other than the Underwriting Information, the financial statements and other financial and statistical information as to which counsel need not express an opinion) contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     In addition, such opinion shall also cover such matters incident to the transactions contemplated hereby as you or your counsel shall reasonably request. In rendering such opinion, such counsel may rely upon certificates of any officer of the Company or public officials as to matters of fact; and may rely as to all matters of law other than the law of the United States, or the Commonwealth of Massachusetts upon opinions of counsel satisfactory to you, in which case the opinion shall state that they have no reason to believe that you and they are not entitled to so rely.

     9.03 CORPORATE PROCEEDINGS. All corporate proceedings and other legal matters relating to this Agreement, the Registration Statement, the Prospectus, and other related matters shall be satisfactory to or approved by Sullivan & Worcester, LLP, counsel to the Underwriters, and you shall have received from such counsel a signed opinion, dated as of the date of the first Closing Date, with respect to the validity the issuance of the Shares, the form of the Registration Statement and Prospectus (other than the financial statements and other financial data contained therein), the execution of this Agreement and other related matters. With respect to matters of Connecticut law, Sullivan & Worcester, LLP may rely on the opinion of Connecticut counsel.

The Company shall have furnished to counsel for the Underwriters such documents as they may reasonably request for the purpose of enabling them to render such opinion.

     9.04 COMFORT LETTER. You shall have received a letter on and as of the Effective Date and again on and as of the each Closing Date, from Arthur Andersen LLP, certified public accountants for the Company, in each instance describing the procedures carried out to a date within five (5) days of the date of the letter and substantially in the form approved by you.

     9.05 BRING DOWN. At each of the Closing Dates, (i) the representations and warranties of the Company contained in this Agreement shall be true and correct with the same effect as if made on and as of such Closing Date, and the Company shall have performed all of its obligations hereunder and satisfied all the conditions on its part to be satisfied at or prior to such Closing Date; (ii) the Registration Statement and the Prospectus shall contain all statements which are required to be stated therein in accordance with the Act and the Rules and Regulations, and shall in all material respects conform to the requirements thereof, and neither the Registration Statement nor the Prospectus shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make he statements therein not misleading; (iii) there shall have been, since the respective dates of which information is given, no material adverse change in the business, properties, condition (financial or otherwise), results of operations, capital stock, long-term or short-term debt or general affairs or operations of the Company from that set forth in the Registration Statement and the Prospectus, except changes which the Registration Statement and Prospectus indicate might occur after the Effective Date, and the Company shall not have incurred any material liabilities nor entered into any agreement not in the ordinary course of business other than as referred to in the Registration Statement and Prospectus; and (iv) except as set forth in the Prospectus, no action, suit or proceeding at law or at equity shall be pending or threatened against the Company which would be required to be disclosed in the Registration Statement, and no proceedings shall be pending or threatened against the Company before or by any commission, board or administrative agency in the United States or elsewhere, wherein an unfavorable decision, ruling or finding would materially and adversely affect the business, property, condition (financial or otherwise), results of operations or general affairs of the Company. In addition, you shall have received at each Closing, a certificate signed by the principal executive officer and the principal financial or accounting officer of the Company, dated as of such Closing Date, evidencing compliance with the provisions of this Section 9.05.

     9.06 TRANSFER AGENT. The Company shall have appointed Boston EquiServe (or other agent mutually acceptable to the Company and you), as its transfer agent to transfer all of the Shares issued in the Offering, as well as to transfer other shares of the Common Stock outstanding from time to time.

     9.07 CERTAIN FURTHER MATTERS. On each Closing Date, Underwriter's counsel shall have been furnished with all such other documents and certificates as they may reasonably request for the purpose of enabling them to render their legal opinion to the Underwriter and in order to evidence the accuracy and completeness of any of the representations, warranties or statements, the performance of any of the covenants, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company on or prior to each of the Closing Dates in connection with the authorization, issuance and sale of the Shares as herein contemplated shall be reasonably satisfactory in form and substance to you and to Underwriter's counsel.

     9.08 NO UNTRUE MATERIAL FACTS. The Underwriter shall not have advised the Company that the Registration Statement and the Prospectus or any amendment thereof or supplement thereto contains an untrue statement of a fact which, in the opinion of counsel to the Underwriter, is material, or omits to state a fact which, in the opinion of such counsel, is or may be material and is or may be required to be stated therein, or is necessary to make the statements therein not misleading.

     9.09 NO LITIGATION. Between the date hereof and the Closing Date, there shall be no litigation instituted or threatened against the Company which shall have a materially adverse affect upon the Company in the opinion of the Underwriter and there shall be no proceeding instituted or threatened against the Company before or by any federal or state commission, regulatory body or administrative agency or other governmental body, domestic or foreign, wherein an unfavorable ruling, decision or finding would materially adversely affect the business, franchises, licenses, operations or financial condition or income of the Company considered as an entirety.

     9.10 CUSIP NUMBERS. The Company shall have obtained and furnished to the Underwriter CUSIP numbers for each class of Shares.

     9.11 DELIVERY OF CERTIFICATES. All of the certificates for the Shares being offered by the Company shall be tendered for delivery in accordance with the terms and provisions of this Agreement.

     9.12 BLUE SKY. The Shares shall be qualified in Connecticut, Massachusetts, New York and Rhode Island and such other states as the Underwriter reasonably may request, and each qualification shall be in effect and not subject to any stop order or other proceeding on the Closing Date.

     9.13 COUNSEL'S APPROVAL. All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance satisfactory to counsel to the Underwriter, whose approval shall not be unreasonably withheld.

                                     SECTION 10
                                     TERMINATION

     10.01 TERMINATION BY THE UNDERWRITER. This Agreement may be terminated by the Underwriter by notice to the Company in the event that the Company shall have failed or been unable to comply substantially with any of the terms, conditions or provisions of this Agreement on the part of the Company to be performed, complied with or fulfilled (including but not limited to those specified in Sections 2, 3, 5, 6 and 9 hereof) within the respective times herein provided for, unless compliance therewith or performance or satisfaction thereof shall have been expressly waived by the Underwriter in writing.

     10.02 TERMINATION DUE TO CERTAIN CONDITIONS. This Agreement may be terminated by the Underwriter by notice to the Company at any time if, in the sole judgment of the Underwriter, the sale, payment for or delivery of the Shares is rendered impractical or inadvisable for any reason, including without limitation because (i) of the occurrence of the enactment, publication, regulation, rule or order of any court or other governmental authority which in the sole judgment of the Underwriter adversely affects or will adversely affect the business or operations of the Company, or (ii) the declaration of a banking moratorium by federal, Connecticut or Massachusetts authorities, or (iii) an outbreak of hostilities or other national or international calamity or crisis shall have occurred, or (iv) the condition of the market (either generally or with reference to the sale of the Shares to be offered hereby), investor acceptability, or the condition of any matter affecting the Company or any other circumstances is such that it would be undesirable, impracticable or inadvisable to proceed with this Agreement or with the public offering in the sole determination of the Underwriter, which determination shall be conclusive, or (v) the present or future business or reputation of the Underwriter would be adversely affected, or (vi) there is an adverse change or development including a prospective adverse change in or affecting the condition financial or otherwise, or obligations of the Company or the earnings, affairs or business prospects of the Company whether or not arising in the ordinary course of business.

     10.03 SURVIVAL OF OBLIGATIONS AFTER TERMINATION. Any termination of this Agreement pursuant to this Section 10 shall be without liability of any character (including, but not limited to, loss of anticipated profits or consequential damages) on the part of any party hereto, except that the Company shall remain obligated to pay the fees, costs and expenses provided to be paid by it so specified in Section 3.05 for the Underwriter's expenses on an accountable basis only. The Company and the Underwriter shall remain obligated to pay, respectively, all losses, claims, damages or liabilities, joint or several, under Section 7.

                                     SECTION 11
                   UNDERWRITER'S REPRESENTATIONS AND WARRANTIES

     The Underwriter represents and warrants to and agrees with the Company that:

     11.01 REGISTERED BROKER-DEALER. It is registered as a broker-dealer with the Commission and as a broker-dealer in the states in which the Shares are to be offered, and it is a member in good standing of the National Association of Securities Dealers, Inc.

     11.02 PROCEEDINGS INVOLVING THE UNDERWRITER. There is not now pending or, to the knowledge of the Underwriter, threatened against the Underwriter any action or proceeding of which the Underwriter has been advised, either in any court of competent jurisdiction, before the Commission or any state securities commission concerning the Underwriter's activities as a broker or dealer, nor has the Underwriter been named in any action or proceeding which may be expected to have a material adverse effect upon the Underwriter's ability to act as agent to the Company as contemplated herein (except as set forth in the Registration Statement or by letter to the Company from the Underwriter).

     11.03 NO IMPAIRMENT OF UNDERWRITER. In the event any action or proceeding of the type referred to in subparagraph 11.02 above (except for actions referred to in the Registration Statement) shall be instituted or, to the knowledge of the Underwriter, threatened against the Underwriter at any time prior to the Effective Date, or in the event there shall be filed by or against the Underwriter in any court pursuant to any federal, state, local or municipal statute, a petition in bankruptcy or insolvency or for reorganization or for the appointment of a receiver or trustee of its assets or if the Underwriter makes an assignment for the benefit of creditors, the Company shall have the right on three (3) days' written notice to the Underwriter to terminate this Agreement without any liability to the Underwriter of any kind except for the payment of expenses as provided herein.

                                     SECTION 12
                                       NOTICES

     Except as otherwise expressly provided in this Agreement, notices, demands and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or two days after the date when mailed by United States registered mail, return receipt requested, postage prepaid, addressed to the address listed for each party below or to such other address as any party may have furnished to all the others in writing in accordance herewith whichever is earlier, except the notices of change of address shall be effective only upon receipt:

To the Company as follows:

     Physicians Care for Connecticut, Inc.
     Attention:  Chief Executive Officer
     1520 Highland Avenue
     Cheshire, Connecticut 06410

With Copy to:

     Hutchins, Wheeler & Dittmar
     Attention: Richard Trembowicz, Esq.
     101 Federal Street
     Boston, Massachusetts 02110

To the Underwriters as follows:

     Legg Mason Wood Walker, Incorporated
     Attention:  Scott R. Cousino
     111 South Calvert Street
     Baltimore, Maryland 21202

     Newbury, Piret & Co., Inc.
     Attention: Marguerite A. Piret
     One Boston Place
     Boston, Massachusetts 02108

With Copy to:

     Sullivan & Worcester LLP
     Attention:  John A. Piccione, Esq.
     One Post Office Square
     Boston, Massachusetts 02109

                                     SECTION 13
                                    MISCELLANEOUS

     13.01 BENEFITS. This Agreement is made solely for the benefit of the Underwriter, the Company, their respective officers and directors and any controlling person referred to in Section 15 of the Act or Section 20 of the Securities Exchange Act, and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successor" or the term "successors and assigns" as used in this Agreement shall not include any purchaser, as such, of any of the Shares.

     13.02 SURVIVAL. The respective indemnities, agreements, representations, warranties, covenants and other statements of the Company or its officers as set forth in or made pursuant to this Agreement and the indemnity agreements of the Company and the Underwriter contained in Section 7 hereof shall survive and remain in full force and effect, regardless of (i) any investigation made by or on behalf of the Company or the Underwriter or any such officer or director thereof or any controlling person of the Company or of the Underwriter, (ii) delivery of or payment for the Shares, or (iii) the Closing Date, and any successor of the Company, the

Underwriter and Co-Managers, or any controlling person, officer or director thereof, as the case may be, shall be entitled to the benefits hereof.

     13.03 GOVERNING LAW. The validity, interpretation and construction of this Agreement and of each part hereof will be governed by the laws of the Commonwealth of Massachusetts.

     13.04 UNDERWRITER'S INFORMATION. The statements in the last paragraph under the caption "Underwriting" in the Prospectus, and in the risk factor entitled "Underwriter's Experience." therein constitute the written information furnished by or on behalf of the Underwriter referred to in Sections 2.02 and 7 hereof.

     13.05 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which will constitute an original.

     13.06 All obligations of Legg Mason Wood Walker, Incorporated and Newbury, Piret & Co., Inc. hereunder shall be several and not joint.

     Please confirm that the foregoing correctly sets forth the Agreement between you and the Company.

                                     Very truly yours,

                                     PHYSICIAN'S CARE FOR CONNECTICUT,
                                         INC.



                                     By_______________________________
                                       Joseph R. Coffey, Chief Executive
                                       Officer

     WE HEREBY CONFIRM AS OF THE DATE HEREOF THAT THE ABOVE LETTER SETS FORTH THE AGREEMENT BETWEEN THE COMPANY AND US:

                                     LEGG MASON WOOD WALKER, INCORPORATED



                                     By_________________________________
                                       Scott R. Cousino, Managing Partner


                                     NEWBURY, PIRET & CO., INC.



                                     By________________________________
                                       Marguerite A. Piret, President